EXHIBIT 3.9


                                                      Ontario Corporation Number
                                                                          736045

     Ministry of
     Consumer and
     Commercial
Ontario  Relator's CERTIFICATE
This is to certify that these articles
are effective on

July 4, 1995

               /s/ Name Illegible
               ------------------

                    Director
          Business Corporations Act

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                              ARTICLES OF AMENDMENT

     Form 3     1.  The present name of the corporation is:
    Business
Corporations Act.   W L D INC.
                    ------------------------------------------------------------

                2.  The name of the corporation is change to (if applicable):

                    ASTRIS ENERGI INC.
                    ------------------------------------------------------------

                3.  Date of incorporation/amalgamation:

                    May 18, 1981
                    ------------------------------------------------------------
                       (Day, Month, Year)

                4.  The articles of the incorporation are amended as follows:

                    Resolved as special resolution that the name of the Corporation be changed to Astris Energi Inc. and that Articles of Amendment reflecting same be registered.